Exhibit 10.11(c)

CIGNA SUPPLEMENTAL PENSION PLAN
(Amended and Restated effective August 1, 1998)
AMENDMENT NO. 2

CIGNA Corporation has retained the right to amend the CIGNA Supplemental Pension Plan (“Plan”) under Article VI, Section 6.2 of the Plan, and CIGNA Corporation wishes to amend the Plan’s benefit payment provisions.

Therefore, the Plan is amended effective November 30, 2000, as follows:

1.	Article IV of the Plan is amended by adding at the end a new Section 4.12, to read as follows:

4.12	Acceleration or Delay of Benefit Payment

(a)	The Committee (or, in any matter involving a Committee member as Participant, CIGNA’s Chief Executive Officer) may, in its (or his or her) sole discretion, direct that:

(1)

All or part of the Supplemental Pension Benefit under Section 3.1 otherwise payable to the Participant in the form of a single lump sum in the January described in Section 4.1(a) shall instead be accelerated or postponed (or both) as described in Section 4.12(b) or (c);

(2)

All or part of the Supplemental Pre-Retirement Surviving Spouse Benefit under Section 4.3(a) otherwise payable to the Participant’s surviving Spouse in the form of a single lump sum under Section 4.3(b)(1) shall instead be postponed as described in Section 4.12(e) or (f); and

(3)

All or part of Participant’s Supplemental Pension Benefit otherwise payable to the Participant’s surviving Spouse in the form of a single lump sum under Section 4.4(1) shall instead be postponed as described in Section 4.12(e) or (f).

(b)

If the Committee directs all of the payment to be accelerated under section 4.12(a)(1), the Supplement Pension Benefit shall be paid to the Participant on or before December 31 of the year preceding the January described in Section 4.1(a), but in no event earlier than the date of the Participant’s severance from employment. If the Committee directs all of the payment to be postponed under section 4.12(a)(1), the Supplement Pension Benefit shall be paid to the Participant as soon as practicable in January of the calendar year after the year that contains the January described in Section 4.1(a). The payment shall be a single lump sum amount that is actuarially equivalent to the single lump sum amount otherwise payable in the applicable January.

(c)

If the Committee directs that part of the payment be accelerated under section 4.12(a)(1), the part to be accelerated shall be paid to the Participant on or before December 31 of the year preceding the January described in Section 4.1(a), but in no event earlier than the date of the Participant’s severance from employment. If the Committee directs that part of the payment be postponed under section 4.12(a)(1), the part to be postponed shall be paid to the Participant as soon as practicable in the calendar year after the year that contains the January described in Section 4.1(a), but no earlier than 180 days after the date any previous Supplemental Pension Benefit payment to the Participant. Any part of the Supplemental Pension Benefit that is neither accelerated nor postponed shall be paid in the year described in Section 4.1(a), but no earlier than 180 days after any accelerated payment. All payments combined shall be actuarially equivalent to the single lump sum amount otherwise payable in the applicable January.

(d)

Section 4.12(a) shall apply to a Participant entitled to receive a single lump sum payment of the entire Supplemental Pension Benefit under Section 4.1(a) as well as to a Participant who has requested under section 4.2(a) an Optional Payment Method for less than 100% of the Supplemental Pension Benefit.

(e)

If the Committee directs all of the payment to be postponed under Section 4.12(a)(2) or (3), the Supplemental Pre-Retirement Surviving Spouse Benefit, or Participant’s Supplemental Pension Benefit, shall be paid to the Spouse no sooner than January 1 following the year of the Participant’s death. The payment shall be a single lump sum amount that is actuarially equivalent to the single lump sum amount otherwise payable as soon as practicable after Participant’s death.

(f)

If the Committee directs only part of the payment to be postponed under Section 4.12(a)(2) or (3), the part of the Supplemental Pre-Retirement Surviving Spouse Benefit, or Participant’s Supplemental Pension Benefit, to be postponed shall be paid to the Spouse no earlier than January 1 following the year of the Participant’s death and no earlier than 180 days following the date of payment of the non- postponed part. For payments under Section 4.12(a)(2), the two payments combined shall be actuarially equivalent to the single lump sum amount otherwise payable under Section 4.3(b). For payments under Section 4.12(a)(3), the postponed payment shall be increased by the Interest Credit applicable to a Plan B Participant.

(g)	After a Change of Control the Committee shall no longer have any discretion to direct acceleration or delay of payments under Section 4.12(a).

2.     Paragraphs 4.5(b) and (c) of Article IV are amended by replacing the phrase “Sections 4.1, 4.5(a) or 4.6(b)” with the phrase “Sections 4.1, 4.5(a), 4.6(b) or 4.12(a)(1).”

CIGNA Corporation causes this Amendment No. 2 to the CIGNA Supplemental Pension Plan to be executed on December 6, 2000 by its duly authorized officer.

Attest:	CIGNA CORPORATION

/s/ Carol J. Ward	By:	/s/ H. Edward Hanway

Carol J. Ward		H. Edward Hanway
Corporate Secretary		President and Chief Executive Officer